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                                                                    EXHIBIT 10.9

             FIRST AMENDMENT TO SERIES G CONVERTIBLE PREFERRED STOCK
                               PURCHASE AGREEMENT

     THIS FIRST AMENDMENT TO SERIES G CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT is made as of the 5th day of February, 1997, by and between UNIFI Communications, Inc. (formerly Fax International, Inc.), a Delaware corporation (the "Company") and SingTel Global Services Pte, Ltd. (the "Purchaser").

                                    Recitals
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1.   The parties are parties to that certain Series G Convertible Preferred
Stock Purchase Agreement dated as of April 10, 1995 (the "Agreement"), and desire to amend the Agreement in the manner set forth below:

                                   Amendment
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1.   Section 7.17 of the Agreement is hereby deleted in its entirety and replaced with the following new Section 7.17:

          "7.17.  Purchaser's Option to Appoint Certain Employees:  (a) As long
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     as the Purchaser and its Affiliates own at least 6,000,000 Shares, the
     Purchaser shall have the right, but not the obligation, to appoint at any time and from time to time (i) up to two (2) members of the Company's executive staff (Vice President level positions), which appointees shall, in the Purchaser's sole and absolute discretion, hold the positions of
     Chief Operating Officer and Chief Financial Officer, respectively, and (ii) up to three (3) members of the Manager level staff; provided, that each
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     person appointed by the Purchaser to the Company's executive staff shall at all times (x) perform his or her executive management functions and carry out his or her executive management duties and responsibilities in good faith in consultation with the other members of the Company's executive management staff and with the objective of maximizing the long-term value of the Company, and the (y) perform such functions and carry out such duties and responsibilities commensurate with such person's office as may be prescribed by the Company's Board of Directors and/or Chief Executive Officer.

          (b) The persons appointed by the Purchaser pursuant to this Section
     7.17 shall have unrestricted access to all resources of the Company."

2. Except as amended hereby, the Agreement shall remain in full force and effect as originally written.

     IN WITNESS WHEREOF, the parties have caused this First Amendment to Series G Convertible Preferred Stock Purchase Agreement to be executed by their duly authorized representatives as of the date first above written.

SINGTEL GLOBAL                            UNIFI COMMUNICATIONS, INC.
 SERVICES PTE, LTD.

By: /s/Chua Sock Koong           By: /s/Paula P. Litscher
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Title: Director                  Title: Vice President, Finance
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